SECURITIES AND EXCHANGE COMMISSION
				Washington, D.C.  20549

					FORM 8-K

					CURRENT REPORT
			Pursuant to Section 13 or 15(d) of the
			Securities Exchange Act of 1934

			Date of Report (Date of earliest event reported):
			June 28, 2002  (June 27, 2002)


			FOX ENTERTAINMENT GROUP, INC.
			(Exact name of registrant as specified in its charter)



					Delaware
			(State or other jurisdiction of incorporation)

					1-14595
				(Commission File Number)

					95-4066193
				(IRS Employer Identification No.)

				1211 Avenue of the Americas
				New York, New York 10036
			(Address of principal executive offices)  (Zip Code)

		Registrant's telephone number, including area code (212) 852-7111

					Not applicable
		(Former name or former address, if changed since last report)


Item 5:	Other Events.

On June 27, 2002, Fox Entertainment Group, Inc. ("FEG") and Fox
Television Stations, Inc. ("Fox Television Stations") announced that they had agreed to purchase WPWR-TV in Chicago from Newsweb
Corporation.

A copy of the press release issued by FEG and Fox Television
Stations announcing the transaction is attached as Exhibit 99.1 to this Report and is incorporated herein by reference.

Item 7:			Financial Statements and Exhibits
(a)	Not applicable.
(b)	Not applicable.
(c)	Exhibits.  The following exhibits are being filed herewith:

99.1	Press Release


SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOX ENTERTAINMENT GROUP, INC.		By:   /s/ Lawrence A. Jacobs
						  Lawrence A. Jacobs
                                                  Secretary

Dated:  June 28, 2002



INDEX TO EXHIBITS
99.1	Press Release dated June 27, 2002


Exhibit 99.1


For Immediate Release 				   Contact: Nicholas Weinstock 212-852-7157
							    Teri Everett 310-369-2929

Fox Entertainment Group And Fox Television Stations Agree To
Acquire WPWR-TV In Chicago Market

Deal Will Give News Corporation Duopolies In Nation's Top
Three TV Markets, Nine Duopolies In Top 20 Markets
___________________

NEW YORK, NY, June 27, 2002: Fox Entertainment Group (NYSE: FOX) and Fox Television Stations today announced they had agreed to acquire WPWR-TV, a UPN affiliate in the Chicago television market, from Newsweb Corporation for $425 million in cash.

The acquisition, which is subject to regulatory approval, will significantly strengthen the Fox station group, giving the group 35 stations and nine duopolies in major markets, including the top three markets of New York, Los Angeles and Chicago. The acquisition is expected to close in the final quarter of calendar 2002.

Fox already owns and operates WFLD-TV, a FOX network affiliate, in the Chicago market. The station group currently operates duopolies in New York, Los Angeles, Dallas, Washington, D.C.,
Houston, Minneapolis, Phoenix and Orlando.

Mr. Lachlan Murdoch, News Corporation's Deputy Chief Operating
Officer, said: "The acquisition of WPWR continues our strategy of creating duopolies in major U.S. television markets. We will now have duopolies in the top three markets and in nine of the top 20. In those markets where we already operate two stations, we've started to see the benefits of our duopoly strategy in the form of increased profit margins, better-quality news and entertainment for viewers and improved offerings to advertisers."

Mr. Mitchell Stern, Chairman and Chief Executive Officer of Fox Television Stations, said: "This is an important acquisition for the station group in one of the nation's biggest and most vibrant television markets, particularly at a time when we are seeing a distinct recovery in the advertising market. Having a second station in the Chicago market will provide our local and national advertisers with an enormous audience and an array of advertising choices."

Fox Entertainment Group, Inc., 85% owned by The News Corporation
Limited (NYSE: NWS, NWS.A), is principally engaged in the development, production and worldwide distribution of feature films and television programs, television broadcasting and cable network programming. Fox had total assets as of March 31, 2002 of approximately US$24 billion and total annual revenues of approximately US$10 billion. The Company's studios, production facilities and film and television library provide high-quality creative content, and the Company's broadcasting and cable networks provide extensive distribution platforms for the Company's programs.

For more information about Fox Entertainment Group, please visit www.fox.com.